                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated October 11, 1996, relating to the consolidated financial statements of Simon Transportation Services Inc. and subsidiary as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996 (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Salt Lake City, Utah
January 16, 1997